Exhibit 10.2

IDEX BIOMETRICS ASA

2020 EMPLOYEE SHARE PURCHASE PLAN (THE “PLAN”)

The following constitute the provisions of the 2020 Employee Share Purchase Plan of IDEX Biometrics ASA (the “Company”), as approved by the Annual General Meeting of the Company on 15 May 2020 (the “Effective Date”) in accordance with a proposal and resolution by the Board of Directors on 23 April 2020.

1. Purpose

The purpose of the Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to subscribe for Common Stock of the Company.

The Company intends for the Plan to have three components; i) a U.S. Code Section 423 component (the “US Component”) applicable to US employees, ii) a UK component applicable to UK employees (the “UK Component”), and iii) a component applicable to all employees outside the United States and United Kingdom (the “General Component”). Except at otherwise provided herein, the US Component and UK Component will operate and be administered in the same manner the General Component.

The Company´s intention is to have the US Component of the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423 (b) of the U.S. Internal Revenue Code of 1986, as amended (the “US Code”), and shall be interpreted in accordance with that intent.

2. Definitions

(a) “Board” means the Board of Directors of the Company.

(b) “Business Day” means Monday to Friday, excluding Saturday, Sunday and public holidays in Norway.

(c) “Common Stock” means the common stock of the Company, currently listed and quoted on Oslo Børs under ticker symbol “IDEX”.

(d) “Company” means IDEX Biometrics ASA, a company organized and existing under the laws of the Kingdom of Norway with organization number 976 846 923.

(e) “Company Registry” shall mean the Norwegian Register of Business Enterprises.

(f) “Compensation” means the net (after-tax) salary of an Employee in the Company or a Designated Subsidiary.

(g) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) maternity or paternity leave to which the Employee is entitled by law; (iv) any other leave to which the Employee is entitled under applicable mandatory laws without affecting his or her right to continued employment; and (v) any other leave of absence approved by the Company or its Designated Subsidiaries, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by statute or agreed by contract, or unless otherwise provided pursuant to Company policy adopted from time to time; or (vi) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries (provided, however, if a Participant transfers from a Contribution Period under the US Component to a Contribution Period under the UK Component or General Component, the subscription for Shares on the Subscription Date will be qualified under the US Component only to the extent such purchase complies with Section 423 of the U.S. Code; provided further, if a Participant transfers from a Contribution Period under the UK Component or General Component to a Contribution Period under the US Component, the subscription for Shares on the Subscription Date will remain non-qualified under the UK Component or General Component). Each Contribution Period under the US Component will be administered so as to ensure that all Participants have the same rights and provisions as are provided by Section 423 (b) (5) of the U.S. Code.

(h) “Contribution Period” means a period of three (3) calendar months, starting on the first day of the calendar month following each planned public disclosure on Oslo Børs of a quarterly report of the Company, such calendar months being March through May, June through August, September through November and December through February. The first Contribution Period shall commence on 1 June 2020 and continue through 31 August 2020. In no event may the Contribution Period under the US Component exceed 27 months.

(i) “Contributions” means all amounts deducted from the Compensation payable to the Employee and credited to the account of a Participant pursuant to the Plan.

(j) “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company’s shareholders immediately prior thereto own less than 50% of the voting share of the Company (or its successor or parent) immediately thereafter.

(k) “Designated Subsidiaries” means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan, whether now or hereinafter existing. As of the Effective Date, IDEX America Inc., a Delaware corporation, and IDEX Biometrics UK (Ltd), a UK company, constitute the Designated Subsidiaries.

(l) “Employee” means any person, including, in respect to the US Component and the General Component only, any officer, who is an employee for income tax purposes and who is customarily employed for at least 50 percent work time (or, in the case of the US Component, at least 20 hours per week) and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

(m) “Enrollment Period” means the period from the date of public disclosure on Oslo Børs of a quarterly report of the Company to the day before the commencement of the Contribution Period following such disclosure. The “Enrollment Date” means last day of the Enrollment Period. The first Enrollment Period shall be 14 May – 31 May 2020 and the first Enrollment Date shall be 31 May 2020.

(n) “NICs” shall mean employee National Insurance Contributions under the UK Component.

(o) “Participant” means any eligible Employee who has completed and filed an application form to participate in the Plan as set forth in Section 5 (a).

(p) “Participant Tax Liabilities” shall mean all income tax and, with respect to the UK Component, employee NICs.

(q) “Plan” means this 2020 Employee Share Purchase Plan.

(r) “PLCA” means the Public Limited Liability Companies Act of the Kingdom of Norway dated 13 June 1997, as amended, or any successor thereto.

(s) “Subscription Date” means the first Business Day following a Contribution Period.

(t) “Subscription Price” means with respect to a Contribution Period an amount equal to 85% of the lowest of the (i) closing price of the Company’s Share, as reported by Oslo, on the first day of the Contribution Period (or the trading day immediately prior to the first day of the Contribution Period, if such date is not a trading day), and (ii) the closing price, as reported by Oslo Børs, of the share on the date on the trading day immediately prior to the Subscription Date; provided, however, that with respect to the US Component, to the extent the foregoing is not deemed to represent fair market value with respect to Section 423 of the U.S. Code, the Subscription Price shall not be less than 85% of the lower of the fair market value (as determined in a manner consistent with Section 423 of the U.S. Code) on the first day of the Contribution Period and the Subscription Date.

(u) “Securities Laws” means applicable securities laws and regulations in the Kingdom of Norway, including but not limited to the Securities Trading Act of 29 June 2007, as amended, or any successor thereto, and related regulation.

(v) “Share” means a share of Common Stock, as adjusted in accordance with Section 15 of the Plan.

(w) “Subsidiary” means a direct or indirect subsidiary corporation of the Company, as defined in Section 1-3 of the PLCA; provided that, with respect to the US Component, a “Subsidiary” shall mean a “subsidiary corporation” of the Company as defined in Section 424 (f) of the U.S. Code.

(x) “VPS” means the Norwegian Central Securities Depository (Nw.: Verdipapirsentralen).

3. Eligibility

Any person who is an Employee in the Company or any of its Designated Subsidiaries as of the Enrollment Date shall be eligible to participate in the Contribution Period under the Plan, subject to the requirements of Section 5(a) and (c). Notwithstanding the foregoing and with respect to the US Component, participation in the Plan will neither be permitted not be denied contrary to the requirements in the U.S. Code.

4. Enrollment Periods; Contribution Periods

(a) The Plan shall consist of a series of Contribution Periods of three (3) months’ duration. Enrollment Periods shall be the period from the public disclosure on Oslo Børs of a quarterly report of the Company to the day before commencement of the following Contribution Period, and the pertaining Contribution Period being the following full month after such public disclosure and last for three months. The Board may determine amendments to the foregoing periods.

(b) The Company may have separate Contribution Periods that very in terms (provided that such terms are not inconsistent with the provisions of the Plan or the requirements of an “employee stock purchase plan” under Section 423 of the U.S. Code to the extent the Contribution Period is made under the US Component), and the Company will designate which Company or Designated Subsidiary is participating in each Contribution Period. It is intended that, unless the Board otherwise determines, each Contribution Period with respect to IDEX America Inc. shall be under the US Component, each Contribution Period with respect to IDEX Biometrics UK (Ltd) shall be under the UK Component and each Contribution Period with respect to the Company shall be under the General Component. It is intended that each Contribution Period with respect to the US Component, UK Component and General Component be separate “offerings” in accordance with Treas. Reg. 1.423-2 (a).

(c) The Plan shall continue until terminated in accordance with Section 20 hereof.

5. Participation

(a) An Employee may become a Participant in the Plan by completing an application form, and, in respect to the UK Component, signing such form as a deed, attached hereto as Appendix I, and filing it through the Global Shares website [link] prior to the applicable Enrollment Date. Such application form shall set forth an amount to be deducted from the Participant’s Compensation (subject to Section 6 below) to be designated and applied as Contributions pursuant to the Plan. Such amount shall, at a maximum, be 20% of the Employee’s gross (pre-tax) base salary from the Company or a Designated Subsidiary, and must be at least a total of NOK 6,000 (or equivalent foreign currency at the Enrollment Date) for each Contribution Period. An application to participate in the Plan shall automatically be renewed for subsequent Contribution Periods at the same level as set out by the Employee in the application form, unless the Employee gives written notice of termination to the Company prior to the applicable Enrollment Date.

(b) Payroll deductions from the Compensation shall commence on the first payroll cycle in the first full month in the Contribution Period and shall end on the last payroll paid on or prior to the last date of the Contribution Period to which the application form is applicable, unless sooner terminated on terms as set forth in Section 10 (b) or (c).

(c) Employees cannot apply to participate in the Plan if they are in possession of inside information, as that term is defined by Securities Laws.

6. Method of Payment of Contributions

A Participant shall elect to have fixed amount payroll deductions made on each payday during the Contribution Period. All payroll deductions made by a Participant shall be credited to his or her account as Contributions under the Plan.

7. Rights and Obligations to Subscribe for Shares

On the Enrollment Date of each Enrollment Period each Employee participating in the pertaining Contribution Period shall be granted a right, coupled with an obligation, to subscribe on each Subscription Date for Shares of the Company’s Common Stock with a Subscription Price as determined in Section 2 (r) above.

8. Subscription for Shares – Subscription Price

(a) Unless the right to subscribe for Shares granted is terminated in accordance with Section 10, the Participant’s right and obligation to subscribe for Shares will be exercised automatically on each Subscription Date of a Contribution Period, and, subject to Section 8 (c) below, the maximum number of full Shares subject to such right (determined by dividing a Participant’s account balance by the Subscription Price) will be subscribed for at the applicable Subscription Price. The Company and its Designated Subsidiaries shall be authorized to subscribe for Shares in accordance with the Plan on behalf of the Participants.

(b) Payment of the Subscription Price shall be made out of the Participant’s Contributions and the Company and its Designated Subsidiaries shall be authorized to make such payment in accordance with the Plan on behalf of the Participants.

(c) No fractional Shares shall be issued, and the full number of shares is always rounded down. Any payroll deductions accumulated in a Participant’s account that are not sufficient to subscribe for one hundred (100) full Shares after the Subscription Date, and any other balance remaining in a Participant’s account at the end of a Contribution Period, will be refunded to the Participant promptly.

(d) During his or her lifetime, a Participant’s right to subscribe for Shares hereunder is exercisable only by him or her.

(e) With respect to the US Component, except as otherwise determined by the Board in advance of a Contribution Period, the maximum number of Shares a Participant may subscribe for with respect to a Contribution Period shall be the least of (i) the number of Shares that may be purchased under Section 8 (a) above, (ii) a number of Shares equal to USD 25,000 divided by the fair market value of the Shares on the first day of the Contribution Period or (iii) such lesser number of Shares as determined by the Board.

9. Delivery

As soon as reasonably practicable after each Subscription Date of each Contribution Period and the payment of the Subscription Price, the Company shall register the share capital increase associated with the share issue in the Company Registry and the number of Shares subscribed for by each Participant shall thereafter be deposited into the designated Global Shares account in the VPS for the Participant. Upon delivery of the Shares, the Participant shall have no further rights in respect to the corresponding Contributions.

10. Irrevocability; Termination of Employment

(a) An application to participate in the Plan is irrevocable and a Participant may not withdraw any Contributions credited to his or her account under the Plan, except on terms as set forth in this Section 10 (b).

(b) Upon termination of the Participant’s Continuous Status as an Employee as defined in Section 2 (g) prior to the Subscription Date of a Contribution Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to his or her estate, personal representative or beneficiary by bequest or inheritance, as the case may be, and his or her right to subscribe for Shares will be automatically terminated.

11. Currency

The exchange rate from the currency of the Participant’s Contributions to Norwegian kroner shall be equal to the average exchange rate over the 10 trading days immediately preceding the Subscription Date, as reported by the Central Bank of Norway (Nw.: Norges Bank).

12. Stock

(a) Subject to adjustment as provided in Section 20, the maximum number of Shares available for subscription under the Plan shall be 32,670,706.

(b) The Participant shall have no interest or voting right in Shares until such Shares have been duly issued to the Participant.

13. Administration

(a) Unless otherwise determined by the Board from time to time, the Company’s Human Resources Department, Sarah Mathews, sarah.mathews@idexbiometrics.com, and Finance Department, Derek D’Antilio, derek.dantilio@idexbiometrics.com, shall administer the Plan. The Board, or a committee named by the Board, shall supervise the Plan, and the work be carried out by the Company’s staff or an outside agency as determined by the Board. The Company may request that a Participant registers for an account with such outside administration agent.

(b) The full cost of administration of the Plan and all transaction costs and cost of outside agent services up to delivery of the Shares, will be borne by the Company.

14. Transferability

(a) Neither Contributions credited to a Participant’s account nor any rights with regard to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 10 (b)) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an effective termination of the Participant’s Continuous Status as an Employee in accordance with Section 10 (b).

(b) The Shares shall be subject to a three (3) month holding period from the Subscription Date, during which period the Participant shall not, without the Company or Designated Subsidiary’s written consent, sell, offer to sell, grant option to purchase, pledge or otherwise dispose of or agree to dispose of, directly or indirectly, any Shares subscribed for on such Subscription Date.

15. Adjustments Upon Changes in Capitalization; Corporate Transactions

(a) In the event of a dissolution or liquidation of the Company, any Contribution Period in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board.

(b) In the event of a Corporate Transaction, any Contribution Period in progress shall accelerate and the right to subscribe for Shares shall automatically be exercised in accordance with Section 8. A new Subscription Date shall be set (the “New Subscription Date”) by the Board, as of which date any Contribution Period then in progress will terminate. The New Subscription Date shall be on or before the date of consummation of such Corporate Transaction. The subscription for Shares shall be made in the maximum amount of Shares that can be subscribed for at the applicable Subscription Price for the Contributions made in such accelerated Contribution Period. The Shares issued under the Plan shall be purchased by the successor corporation or a parent or Subsidiary of such successor corporation.

16. Taxes

(a) The Participant is responsible for any and all personal income, payroll or wealth tax consequences of participation in the Plan. The Participant must also pay any and all taxes levied on transfer of funds or shares or dividends or sales proceeds from shares subscribed for by the Participant hereunder.

(b) Participants in the Plan are encouraged to seek competent tax advice, at the Participant’s own cost.

(c) The Company or Designated Subsidiaries, as the case may be, will cover all taxes incurred in its role as employer of the Participant.

(c) The Participant shall indemnify and keep indemnified the Company or the relevant Designated Subsidiary in respect of any Participant Tax Liability.

(d) The Participant shall indemnify and keep indemnified the Company or the relevant Designated Subsidiary in respect of any taxes levied on transfer of funds or shares or dividends or sales proceeds from shares subscribed for by the Participant hereunder.

(e) Notwithstanding anything to the contrary in the foregoing, the Participants in the Plan under the US Component are subject to the following tax provisions:

(i) Participation in the Plan is subject to any minimum required tax withholding on income of the Participant in connection with the Plan. Each Participant agrees, by entering into the Plan, that the Company and its Designated Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including Shares issuable under the Plan. The Company and/or the Designated Subsidiary may, but will not be obliged to, withhold from the Participant’s Compensation or any other payments due the Participant the amount necessary to meet such withholding obligations, withholding a sufficient amount whole number of Shares issued following exercise having an aggregate value sufficient to pay such taxes or withhold from the proceeds of the sale of Shares, either through a voluntary sale or a mandatory sale arranged by the Company or any other method of withholding that the Company and/or the Designated Company deems appropriate.

(f) Notwithstanding anything to the contrary in the foregoing, the Participants in the Plan under the UK Component are subject to the following tax provisions:

(i) All income tax and employee National Insurance Contributions (“NICs”) (“Participant Tax Liabilities”) arising as a consequence of participation in the Plan shall be borne by the Participant. The Company or the relevant Designated Subsidiary, as the case may be, shall be entitled to deduct any Participant Tax Liabilities from any future payments to be made to the relevant Participant.

(ii) To the extent that the Participant does not put the Company and / or the relevant Designated Subsidiary in funds in accordance with section 16(f)(i) and 16(c) within a reasonable amount of time, the Participant permits the Company or the Designated Subsidiary as appropriate to sell on the Participant’s behalf such number of Shares issued to the Participant as will provide sufficient sale proceeds to satisfy the Participant Tax Liability.

(iii) The Company or Designated Subsidiary, as the case may be, will cover all taxes incurred in its role as employer of the Participant, including any Employer’s NICs.

(iv) Participants in the Plan are encouraged to seek competent tax advice, at the Participant’s own cost. The Company provides the following tax information on a reasonable effort basis, without assuming any liability or responsibility thereof:

•

The Contributions will be deducted from the Participant’s net base salary, meaning that the Participant will already have paid the relevant employment taxes on those amounts. Therefore, if any Contributions are returned to you pursuant to the provisions of this Plan, then there will be no further employment related taxes to pay on those amounts.

•

As the Shares are to be issued to the Participant at a discount, that discount will be deemed for tax purposes to be a benefit provided to the Participant by its employer. On that basis, the difference between the Subscription Price and the market value of the Shares on the Subscription Date will be subject to income tax and NICs (both employees and employer’s).

•

An amount equivalent to the income tax and employee’s NICs will be deducted from future payments to be made to the Participant by the Company or the relevant Designated Subsidiary (eg. on the next payday). If for any reason the Company or the relevant Designated Subsidiary cannot deduct these amounts from a future payment, then the Participant will be required to pay such amounts to the Company or the relevant Designated Subsidiary as applicable. Alternatively, the Company or the Designated Subsidiary may sell Shares on the Participant’s behalf as set out in section 16(f)(ii) above.

•	Any employer’s NICs arising as a consequence of the subscription of Shares will be paid for by the relevant employer and the Participant will not be required to reimburse such amounts.

•

On each Subscription Date, the Company or the relevant Designated Subsidiary (depending on which entity is the Participant’s employer) shall enter into a joint election under s.431 of the Income Tax (Earnings and Pensions) Act 2003 and the Company shall also enter into such an election on behalf of the Participant (under the power of attorney included in the Application Form). The purpose of this election is to take the Shares out of the UK’s restricted securities tax regime, and therefore to protect both the Participant and the Company from any future unexpected income tax or NICs charges.

17. Amendment or Termination

The Board may at any time and for any reason terminate or amend the Plan; provided, that any such amendments or terminations are consistent with the provisions of any applicable board authorization granted by the General Meeting of the Company. Notwithstanding any of the foregoing, the Board may not amend the Plan without the consent of the Participant if the amendment would impair any of the vested rights or obligations of the Participant under the Plan.

18. Notices

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

19. Conditions Upon Issuance of Shares

(a) Shares shall not be issued in accordance with any rights granted pursuant to the Plan unless the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the PLCA and the Securities Laws and, if so determined by the Board, shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the issuance of Shares in accordance with any rights granted pursuant to the Plan, the Company may require the Participant to represent and warrant at the time of any such exercise that the Shares are being subscribed for only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

20. Term of Plan; Effective Date

The Plan is effective as of the Effective Date by board resolution in accordance with board authorization granted by the shareholders on an Extraordinary General Meeting in the Company on 12 December 2019, and any successive authorizations, and will be in effect until terminated by the Board in accordance with Section 17.

21. Relationship with employment contract

(a) The Employee’s rights and obligations under the terms of his/her employment with the Company or a Designated Subsidiary shall not be affected by the existence of the Plan or any of its terms.

(b) The value of any benefit realized by an Employee shall not be taken into account in determining any pension or similar entitlements.

(c) The Employee shall have no right to compensation or damages on account of any loss in respect of the Plan where this loss arises (or is claimed to arise), in whole or in part, from:

•	termination of employment with; or

•	notice to terminate employment given by or to,

the Company or a Designated Subsidiary. This exclusion of liability shall apply however termination of employment, or the giving of notice, is caused, and however compensation or damages are claimed.

(d) The Employee will have no right to compensation or damages from the Company or any Designated Subsidiary (or any associated company) on account of any loss in respect of the Plan where this loss arises (or is claimed to arise), in whole or in part, from:

•	any company ceasing to be in the Company’s group; or

•	the transfer of any business to any person who is not in the same group as the Company.

This exclusion of liability shall apply however the change of status of the relevant company, or the transfer of the relevant business, is caused and however compensation or damages are claimed.

21. Additional Limitations Applicable to US Component

Notwithstanding anything in the Plan to the contrary, no Participant shall be eligible to be granted a right to subscribe for Shares if such Participant, immediately after grant of such right, would be treated as owning Stock possessing 5 percent or more of the total combined voting power or value of all classes of Stock of the Company or any “parent corporation” (as defined in Section 424 (e) of the U.S. Code) or “subsidiary corporation” (as defined in Section 424 (f) of the U.S. Code) (together, “Related Corporations”). For purposes of the preceding sentence, the attribution rules of Section 424 (d) of the U.S. Code shall apply in determining the stock ownership of a Participant, and all Stock which the Participant has a contractual right to purchase shall be treated as Stock owned by the Participant. In addition, no Participant may be granted a right to subscribe for Shares which permits his or her rights to subscribe for Stock under the Plan, and any other employee stock purchase plan of the Company and its Related Corporations, to accrue at a rate which exceeds US$25,000 of the fair market value of such stock (determined on the grant date or dates) for each calendar year in which such rights are outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423 (b) (8) of the U.S. Code and shall be applied taking rights into account in the order in which they were granted.

APPENDIX I

Application Form

This deed is dated                      (UK Component only)

PLEASE FILL IN SPACES BELOW WITH BLOCK LETTERS

This part of the application form contains protected personal data. Information provided will not be used or communicated other than in connection with the Plan. Terms in this application form shall have the meaning given to them in the plan documents.

SECTION A – PERSONALIA

Title:	Last Name:	First Name:

Address:

Country of Residence:

Employment number (if applicable):		Personal identification number:

Employer:		Date of Birth (ddmmyyyy):

SECTION B – APPLICATION FOR PARTICIPATION AND AUTHORISATION

I hereby apply to participate in the Plan according to the provisions as outlined in the plan documents, which I hereby accept to commit to.

I hereby authorise my employer to withdraw the amount specified below from my monthly net (after-tax) salary payments, to hold the Contributions in a bank account and to use it on or immediately after 1 June 2020 to subscribe for Shares in the Company at a Subscription Price equal to 85% of the lowest of (i) the closing price of the Company’s Share, as reported by Oslo Børs, on the first day of the Contribution Period (or the trading day immediately prior to the first day of the Contribution Period, if such day is not a trading day), and (ii) the closing price, as reported by Oslo Børs, of the share on the date on the trading day immediately prior to the Subscription Date; provided, however, that with respect to the US Component, to the extent the foregoing is not deemed to represent fair market value with respect to Section 423 of the U.S. Code, the Subscription Price shall not be less than 85% of the lower of the fair market value (as determined in a manner consistent with Section 423 of the U.S. Code) on the first day of the Contribution Period and the Subscription Date. I recognize that if my employment with my employer ends during the above said period, I will only receive the Contribution back and no longer be entitled to receive Shares at the end of the Enrollment Period. These instructions stand until the subscription for Shares has been completed and the Shares have been issued to me.

I also authorize the Company to deliver the Shares to a VPS account as designated by IDEX to hold Shares for Employees under the Plan, and to inform the bank holding such account of my personal protected data for the purpose of the transaction.

The Company and/or my employer is authorized to subscribe for Shares on my behalf in accordance with the Plan. My employer is further authorized to deduct an amount equal to the aggregate Subscription Price for the Shares allocated to me in accordance with the Plan from my Contributions, and to allocate said amount as share contribution.

In case it is not possible to meet this application in full due to the limit on the number of Shares available under the Plan, I hereby authorise the employer to scale down my application – and to change it accordingly – all based on the provisions of the Plan, as set out in the plan document.

SECTION C – TERMS AND CONDITIONS

I hereby consent to the monthly withdrawal from my net base salary payment an amount of;

(in the currency in which you receive salary)

and to the use if the aggregate amount for the subscription for Shares at set out above.

SECTION D – POWER OF ATTORNEY (UK Component only)

I hereby appoint the Company (acting by any of its directors from time to time) as my attorney to execute, in my name and on my behalf, a joint election under section 431(1) or 431(2) of the Income Tax (Earnings and Pensions) Act 2003, in respect of each subscription for Shares pursuant to the Plan on or within 14 days of the relevant Subscription Date.

The Company may appoint one or more persons to act as substitute attorney(s) for me and to exercise one or more of the powers conferred on the Company by the power of attorney set out in this Section D, other than the power to appoint a substitute attorney. The Company may subsequently revoke any such appointment.

The power of attorney set out in this Section D shall be irrevocable, save with the consent of the Company.

I declare that a person who deals in good faith with the Company or any substitute attorney as my attorney appointed under this Section D may accept a written statement signed by the Company or substitute attorney to the effect that this power of attorney has not been revoked as conclusive evidence of that fact.

SECTION E – SIGNATURE

By signing this application form:

•	I confirm my application which incorporates the terms of the Plan.

•	I confirm that the data stated above are correct.

•	I acknowledge my obligation to keep the Company and the Designated Subsidiaries indemnified as set out in Section 16 of the Plan.

Signature:	Place and date:

UK Component only:

Executed as a deed by [NAME OF PARTICIPANT]

in the presence of:

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness: